UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2018

ANTERO MIDSTREAM GP LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices)

(Zip Code)

(303) 357-7310

Registrant’s Telephone Number, including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                   Entry Into a Material Definitive Agreement.

On May 9, 2018, Antero Midstream GP LP (the “AMGP”) entered into a senior secured credit facility consisting of a $12 million credit commitment.  The credit facility was entered into by AMGP, as borrower, and Wells Fargo Bank, National Association, as lender (the “Lender”), and is evidenced by a credit agreement dated as of May 9, 2018 (the “Credit Facility”).  Pursuant to the Credit Facility, AMGP is entitled to borrow up to $12 million.

All of AMGP’s obligations under the Credit Facility are guaranteed by its current subsidiary, Antero IDR Holdings LLC (“IDR Holdings”), and certain of its future subsidiaries, and secured by a first priority perfected security interest (subject to permitted liens) in certain other assets of AMGP and such subsidiary guarantors.

Loans to AMGP under the Credit Facility are base rate loans.  AMGP is required to fully repay any amounts borrowed under the Credit Facility at least once per fiscal quarter following AMGP’s receipt of quarterly distributions from its indirect subsidiary, Antero Midstream Partners LP, and AMGP is permitted to repay additional amounts borrowed prior to the maturity date without any premium or penalty.

The Credit Facility contains events of default customary for facilities of this nature, including, but not limited, to: (i) events of default resulting from AMGP’s failure or the failure of any credit party to comply with covenants; (ii) the occurrence of a change of control; (iii) the institution of insolvency or similar proceedings against AMGP or any credit party; and (iv) the occurrence of a default under any other material indebtedness AMGP or any guarantor may have. Upon the occurrence and during the continuation of an event of default, subject to the terms and conditions of the Credit Facility, the lenders may declare any outstanding principal balance of the Credit Facility, together with accrued and unpaid interest, to be immediately due and payable and exercise other remedies, including remedies against the collateral, as more particularly specified in the Credit Facility.

The Credit Facility contains various affirmative and negative covenants, including financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments, investments and transactions with affiliates.

The foregoing summary of the Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Facility, which will be filed as an exhibit to AMGP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Credit Facility is incorporated herein by reference.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 9, 2018, in connection with the entry into the Credit Facility, AMGP, in its capacity as the managing member of IDR Holdings, and members holding a majority of Series B Units of IDR Holdings, entered into Amendment No. 1 to the Limited Liability Company Agreement of IDR Holdings (the “IDR LLC Agreement Amendment”), to, among other things, permit AMGP to pledge its Series A Units of IDR Holdings as collateral under the Credit Facility.

The summary of the IDR LLC Agreement Amendment set forth in this Item 5.03 does not purport to be complete and is qualified by reference to such amendment, a copy of which is being filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to the Limited Liability Company Agreement of Antero IDR Holdings LLC, dated as of May 9, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM GP LP

By:	AMGP GP LLC,
its general partner

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary

Dated: May 14, 2018

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